INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in the Registration Statement of Medix Resources, Inc. on Form S-2 of our report dated March 18, 1998 for the year ended December 28, 1997, appearing in Form 10-KSB of Medix Resources, Inc., filed with the Securities and Exchange Commission on March 30, 1998.

We also consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-2.




                                 /s/Ehrhardt Keefe Steiner & Hottman PC
                                    Ehrhardt Keefe Steiner & Hottman PC


November 13, 1998
Denver, Colorado